Exhibit 99.1

Mama’s Creations to Present at Upcoming Investor Conferences

Management to Discuss Near-Term Revenue Growth and Margin Expansion Expectations

Company Continues to Benefit from Robust Operating Position in Current Economic Climate, Benefitting from Fixed Price Protein Agreements, Domestic Sourcing of Ingredients and Increased Consumer Demand for Affordable Deli-Prepared Foods

EAST RUTHERFORD, NJ – March 11, 2025 – Mama’s Creations, Inc. (Nasdaq: MAMA), a leading national marketer and manufacturer of fresh Deli prepared foods, today announced that management will participate in two prominent investor conferences in fiscal first quarter: the 37th Annual Roth Conference and the Planet MicroCap Showcase, hosted in Partnership with MicroCapClub.

Adam L. Michaels, Chairman and CEO of Mama’s Creations, is scheduled to host one-on-one meetings with institutional investors throughout the duration of both events, and will host webcasted presentations as follows:

37th Annual Roth Conference

Date: Tuesday, March 18, 2025

Time: 10:30 a.m. Pacific time

Location: Dana Point, CA

Format: Fireside Chat with Covering Research Analyst George Kelly

Webcast Link: https://event.summitcast.com/view/YsA9Ty4sRyad4m3F6KNZ7x/guest_book?session_id=VSQJt88s7gKNgkGFFUp7ca

Planet MicroCap Showcase

Date: Wednesday, April 23, 2025

Time: 4:00 p.m. Pacific time

Location: Las Vegas, NV

Format: Company Presentation

Webcast Link: https://event.summitcast.com/view/YNz6mnmEsXyrdRxb78w2nX/FJqzDKkHQvmWiFiu9ifKvj

Adam L. Michaels commented: “I look forward to discussing our increasingly strong operating position, which stands to benefit in the current economic climate as consumer demand for affordable, grandma-quality deli-prepared foods continues to rise, replacing restaurants for those seeking to save money on dining out. As we move through 2025, we are pleased to have secured agreements to lock-in protein pricing at attractive rates to mitigate pricing fluctuations throughout the year. This stability, paired with our domestic sourcing of effectively all critical inputs and 100% American customer base, should blunt tariff pressures, position us to price effectively and confidently, while concurrently giving our customers supply chain certainty.

“Ultimately, this robust platform we have built together over the last two years is well poised to drive a measurable improvement across the business, inclusive of achieving more robust fourth quarter gross margins, which I expect will be a record for the fiscal year ended January 31, 2025. I look forward to discussing these exact tailwinds with investors, particularly following our fourth quarter financial reporting in mid-April.”

A live audio webcast and archive of both presentations will be available using the link above. Registration is mandatory for conference participation. For more information or to schedule a meeting with management, please contact MZ Group at MAMA@mzgroup.us.

About Mama’s Creations, Inc.

Mama’s Creations, Inc. (Nasdaq: MAMA) is a leading marketer and manufacturer of fresh deli prepared foods, found in over 10,000 grocery, mass, club and convenience stores nationally. The Company’s broad product portfolio, born from MamaMancini’s rich history in Italian foods, now consists of a variety of high quality, fresh, clean and easy to prepare foods to address the needs of both our consumers and retailers. Our vision is to become a one-stop-shop deli solutions platform, leveraging vertical integration and a diverse family of brands to offer a wide array of prepared foods to meet the changing demands of the modern consumer. For more information, please visit https://mamascreations.com.

Preliminary Financial Information

Statements in this press release regarding results of operations for the fiscal year ended January 31, 2025 (including with respect to gross margins) are based on currently available information and estimates and are subject to completion of the Company’s financial closing procedures and audit processes. The preliminary information does not represent and is not a substitute for comprehensive statements of financial and operating results, and the Company’s actual results may differ materially from these estimates because of final adjustments, the completion of the Company’s financial closing procedures and audit processes, and other developments after the date of this release.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include information about management’s view of the Company’s future expectations, plans and prospects, including future business opportunities or strategies and are generally preceded by words such as “anticipate,” “believe,” “eventually,” “expect,” “future,” “may,” “look forward to,” “plan,” “projected,” “should,” “will,” and other words that convey the uncertainty of future events or outcomes. You are cautioned that such statements are subject to a multitude of known and unknown risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Certain of these risk factors and others are included in documents the Company files with the Securities and Exchange Commission, including but not limited to, the Company’s Annual Report on Form 10-K for the year ended January 31, 2024, as well as subsequent reports filed with the Securities and Exchange Commission.

The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other factors, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. You are urged not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as may be required by applicable law or regulation, the Company’s does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

Investor Relations Contact:

Lucas A. Zimmerman

Managing Director

MZ Group - MZ North America

(949) 259-4987

MAMA@mzgroup.us

www.mzgroup.us